Exhibit 5.1

Dragon Victory International Limited c/o Osiris International Cayman Limited Suite #4-210 Governors Square 23 Lime Tree Bay PO Box 32311 Grand Cayman KY1-1209 Cayman Islands	D +1 345 815 1877 E bradley.kruger@ogier.com Reference: BKR/TTU/425626.00003

11 December 2020

Dear Sirs

Dragon Victory International Limited (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), filed with the Securities and Exchange Commission (Commission) under the U.S. Securities Act of 1933, as amended (Act) to date relating to:

(a)	the registration of US$30,000,000 of its securities to be issued by the Company from time to time (together, the Securities). The Securities include:

(i)	ordinary shares of the Company of par value US$0.0001 each (the Shares);

(ii)	warrants to purchase Shares (the Warrants) issuable pursuant to the terms of a warrant agreement and warrant certificate; and

(iii)	units which may be comprised of one or more of the other securities described above (the Units) issuable pursuant to the terms of a unit agreement and unit certificate.

(b)	up to 1,050,000 Shares which have been issued to or will be issued upon the conversion of convertible debentures of the Company to, and which may be offered by, the selling shareholder identified in the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 345 949 9877 ogier.com	A list of Partners may be inspected on our website

Dragon Victory International Limited

11 December 2020

1	Documents examined

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. In addition, we have examined the corporate and other documents listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Issue of Shares

(b)	The issue and allotment of the Shares has been authorised by all requisite corporate action of the Company and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be validly issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, the Shares are only issued when they have been entered into the register of members of the Company.

Shares underlying the Warrants

(c)	The Shares issuable upon exercise of the Warrants will, when issued and paid for as contemplated in the Registration Statement, be validly issued as fully paid and non-assessable. As a matter of Cayman Islands law, the Shares are only issued when they have been entered into the register of members of the Company.

Shares underlying the Units

(d)	The Shares issuable upon exercise of the Units will, when issued and paid for as contemplated in the Registration Statement, be validly issued as fully paid and non-assessable. As a matter of Cayman Islands law, the Shares are only issued when they have been entered into the register of members of the Company.

Dragon Victory International Limited

11 December 2020

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity or effect of the Registration Statement (or as to how the commercial terms of the Registration Statement reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier

Ogier

Dragon Victory International Limited

11 December 2020

Schedule 1

Documents examined

1	The Certificate of Incorporation of the Company dated 19 June 2015 issued by the Registrar (the Certificate of Incorporation).

2	The amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 25 July 2017 (the M&A).

3	A Certificate of Good Standing dated 9 December 2020 issued by the Registrar in respect of the Company (the Good Standing Certificate).

4	A certificate dated 11 December 2020 as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it the written resolutions of the directors of the Company passed on 10 December 2020 (the Board Resolutions).

Dragon Victory International Limited

11 December 2020

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the M&A, the Good Standing Certificate, the Director’s Certificate and the Board Resolutions is accurate and complete as at the date of this opinion.

5	The M&A is in full force and effect and has not been amended, varied, supplemented or revoked in any respect.

Status and Authorisation

6	In authorising the issue and allotment of Shares, each director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

7	Any individuals who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

8	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence, the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company.

9	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement or the transactions contemplated by it or restrict the powers and authority of the Company in any way.

Dragon Victory International Limited

11 December 2020

Schedule 3

Qualifications

Good Standing

1	Under the Companies Law (Revised) (Companies Law) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Law.

3	In this opinion the phrase “non-assessable” means, with respect to Shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).